Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 18, 2005, except for Note 13 which is as of March 20, 2006, relating to the consolidated financial statements of Nextest Systems Corporation, which appears in Nextest Systems Corporation’s Registration Statement on Form S-1 (No. 333-130100) filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers LLP

San Jose, California

May 22, 2006